                 ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                                CODE OF ETHICS
                            Effective July 1, 2003

                                 INTRODUCTION

This Code of Ethics  (the  "Code") is based on the  principle  that you, as an officer or employee  of Allianz  Dresdner  Asset  Management  of America  L.P.
("ADAM") and its  affiliated  divisions  or  subsidiaries,  including  Allianz
Hedge Fund  Partners  L.P.,  Allianz  Private  Client  Services  LLC,  Allianz
Private   Equity   Partners,    Inc.,    Cadence   Capital   Management   LLC,
Nicholas-Applegate  Capital  Management  LLC, NFJ  Investment  Group L.P., OCC
Distributors LLC, OpCap Advisors LLC,  Oppenheimer Capital LLC, PIMCO Advisors
Fund  Management  LLC,  PIMCO  Advisors  Managed  Accounts LLC, PIMCO Advisors
Retail  Holdings LLC,  PIMCO  Advisers CD  Distributors  LLC, and PIMCO Equity
Advisors LLC,  (collectively,  "ADAM or ADAM Advisers"),  owe a fiduciary duty to the shareholders of the registered  investment  companies (the "Funds") and other clients  (together  with the Funds,  the  "Advisory  Clients") for which
ADAM  serves  as an  adviser  or  sub-adviser.  Accordingly,  you  must  avoid activities,  interests  and  relationships  that might  interfere or appear to interfere  with  making  decisions  in the  best  interests  of  our  Advisory
Clients.  If you are  covered  by another  code of an ADAM  Adviser or Allianz
Group Company, this Code shall not apply to you.

At all times, you must:

    1.Place the interests of our Advisory  Clients first. As a fiduciary,  you must scrupulously  avoid serving your own personal  interests ahead of the interests of our Advisory  Clients.  You may not cause an Advisory  Client to take action,  or not to take action,  for your personal  benefit rather than the benefit of the Advisory  Client.  For example,  you would violate this Code if you caused an  Advisory  Client to  purchase  a security  you owned for the purpose of increasing the price of that Security.  Likewise, in connection  with your regular  functions and duties,  you would violate this Code if you made a personal  investment  in a security  that might be
    an   appropriate   investment   for  an  Advisory   Client  without  first
    considering the security as an investment for the Advisory Client.

2.    Conduct all of your personal securities  transactions in full compliance with this Code and the ADAM Insider  Trading  Policy.  ADAM encourages you and your family to develop  personal  investment  programs.  However,  you must not take any  action in  connection  with your  personal  investments that  could  cause  even the  appearance  of  unfairness  or  impropriety.
    Accordingly,  you must comply with the policies and  procedures  set forth in this  Code.  In  addition,  you  must  comply  with  the  policies  and procedures set forth in the ADAM Insider  Trading  Policy and  Procedures, which is attached to this Code as Appendix I.  Questions  regarding  these policies and  procedures  should be addressed  with your local  compliance officer.

3.  Avoid  taking  inappropriate  advantage of your  position.  The receipt of
    investment  opportunities,   gifts  or  gratuities  from  persons  seeking
    business with ADAM directly or on behalf of an Advisory  Client of an ADAM
    Adviser  could  call  into  question  the  independence  of your  business judgment.  In addition,  you may not use  personal or account  information of any  client  of ADAM  except as  permitted  by  ADAM's  Privacy  Policy
    (Appendix  IX to  this  Code).  Accordingly,  you  must  comply  with  the policies  and  procedures  set  forth  in  this  Code  under  the  heading
    Fiduciary Duties.
    ----------------

19

REPORTING AND CERTIFICATION
   INITIAL REPORTING AND CERTIFICATION UPON EMPLOYMENT WITH ADAM............10
        QUARTERLY REPORTING OF TRANSACTIONS ................................10
        ANNUAL REPORTING AND CERTIFICATE OF COMPLIANCE WITH CODE ...........10
       .......................................................................

FIDUCIARY DUTIES

APPENDICES
-----------

FORMS
-----

X.     ANNUAL LISTING OF SECURITIES HOLDINGS AND CERTIFICATION OF COMPLIANCE36

                                  Questions
Questions  regarding  this Code should be addressed  to your local  Compliance
Officer.  As of the effective date of this Code, the Compliance  Officers are:
Anne-Marie  Pitale  (ADAM-East,  Allianz Hedge Fund Partners,  Allianz Private
------------------
Client Services,  Allianz Private Equity  Partners,  OCC  Distributors,  OpCap
Advisors, Oppenheimer Capital, PIMCO Advisors CD Distributors,  PIMCO Advisors
Fund  Management,  PIMCO Advisors  Managed  Accounts,  PIMCO  Advisors  Retail
Holdings, and PIMCO Equity Advisors);  Virginia Camp (ADAM-West);  Mary Ellen
                                       -------------               -----------
Melendez   (Cadence);    Betty   Holcomb   (NFJ);   and   Beth   Ann   Coleman
-----------              ------------------         --------------------------
(Nicholas-Applegate).   The  Compliance  Committee  members  are  Frank  Poli,
Anne-Marie Pitale, Youse Guia, and Beth Ann Coleman.

I.    COVERED PERSONS
      ----------------

      Based upon your activities and role within ADAM, you will be placed in one or more of the following categories.  Provisions of the Code pertaining to the pre-clearance requirements and certain prohibited transactions may apply to more than one category.

A.    "NON-ACCESS PERSON" means any director,  officer, or employee of an ADAM
      Adviser that does NOT, in connection with their regular  duties,  makes, participates in, or has access to information  regarding the purchase or sale of Covered  Securities by the Advisory  Clients of an ADAM Adviser.
      It also includes  individuals who are not deemed an "interested  person"
      of a Fund  within  the  meaning of Section  2(a)(19)  of the  Investment
      Company Act of 1940, i.e. outside Fund Trustees.

B.    "ACCESS  PERSON" means any director,  officer,  Portfolio  Employee,  or employee  of an ADAM  Adviser  who,  in  connection  with their  regular duties,  makes,  participates in, or has access to information regarding the purchase or sale of Covered  Securities  by the Advisory  Clients of an ADAM Adviser.

C.    "PORTFOLIO  EMPLOYEE"  means any  employee  of an ADAM  Adviser  who, in
      connection   with  their  regular   functions  and  duties,   makes,  or
      participates in making,  recommendations  regarding the purchase or sale of securities on behalf of any Advisory Client,  provides information or advice to a Portfolio  Manager,  or helps execute a portfolio  manager's recommendations.  Generally,  Portfolio Employees  includes,  but is not limited to, portfolio managers, research analysts and traders.

II.   COVERED SECURITIES
      ------------------

      The following list  identifies the "Covered  Securities" or "Securities"
      that are deemed subject to the requirements of the Code:

      Any  note,  stock,   treasury  stock,  bond,   debenture,   evidence  of
      indebtedness,   certificate   of  interest  or   participation   in  any
      profit-sharing      agreement,       collateral-trust       certificate,
      pre-organization   certificate  or  subscription,   transferable  share,
      investment contract,  voting-trust  certificate,  certificate of deposit for a security,  fractional  undivided  interest  in oil,  gas, or other mineral  rights,  any put,  call,  straddle,  option or privilege on any security  (including a certificate  of deposit) or on any group or index of  securities  (including  any  interest  therein or based on the value thereof),  or any put, call, straddle,  option or privilege entered into on a national securities  exchange relating to foreign currency,  or, in general,  any interest or instrument  commonly  known as a security,  or any certificate of interest or  participation  in,  temporary or interim certificate  for,  receipt  for,  guarantee  of, or  warrant or right to subscribe  to or  purchase,  any  security.  The  purchase  or sale of a
      Security  includes,  among  other  things,  the  writing of an option to purchase or sell a Security.

      The  definition  of  Securities  also  includes  security  futures1  and futures and options on any group or index of  Securities  (as defined in the Investment Company Act of 1940).

------------------------------------------------------------------------------
      1A  security  future is a  contract  of sale for  future  delivery  of a single security or a narrow-based security index.

III.  ACCOUNTS COVERED UNDER THE CODE
      -------------------------------

      All accounts  where an employee is deemed to have  beneficial  ownership are subject to the  provisions of this Code.  For purposes of this Code,
      Beneficial  Ownership  shall be  interpreted  in the same  manner as the definition  contained in the  provision of Section 16 of the  Securities
      Exchange Act of 1934 under Rule 16a-1(a)(2).

      Generally,   you  are  considered  to  have   Beneficial   Ownership  of
      Securities if you have or share a direct or indirect  pecuniary interest in the Securities.

      You have a pecuniary  interest in Securities if you have the opportunity to directly  benefit or share in any profit  derived from a  transaction in the Securities.

      The following are examples of a person having  Beneficial  Ownership of
      ------------------------------------------------------------------------
      Securities:
      -----------

a.    Securities  held in the  name of the  officer  or  employee  of any ADAM
      Adviser.

b.    Securities  held by members of your  immediate  family  sharing the same household.

            Immediate   family   includes   any  spouse,   child,   stepchild,
            grandchild,  parent,  stepparent,  grandparent,  spouse,  sibling,
            mother-in-law,    father-in-law,    son-in-law,   daughter-in-law,
            brother-in-law, or sister-in-law, and any adoptive relationship.

c.    Your interest as a general  partner in  Securities  held by a general or limited partnership.

d.    Your interest as a  manager-member  in the Securities  held by a limited liability company.

e.    Your  ownership of  Securities  as a trustee where either you or members of your immediate  family have a vested  interest in the principal or income of the trust.

f.    Your ownership of a vested beneficial interest in a trust.

g.    Your  status as a settler of a trust,  unless the  consent of all of the beneficiaries is required in order for you to revoke the trust.

------------------------------------------------------------------------------
      You do not have an indirect  Pecuniary  Interest in Securities held by a corporation,  partnership,  a limited  liability company or other entity in which  you hold an  equity  interest,  unless  you are a  controlling
                                                ------
      equity  holder  or you  have  (or  share)  investment  control  over the
      Securities held by the entity.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
      The final  determination  of  Beneficial  Ownership  is a question to be determined in light of the facts for each particular  case. If in doubt,
      employees   should   consult  with  their  local   Compliance   Officer.
      Additional guidance on Beneficial Ownership can be found in Appendix II.
------------------------------------------------------------------------------

IV.     EXEMPT SECURITIES
        -----------------

 The following  securities and transactions are exempt from the  pre-clearance and certain reporting requirements under the Code ("Exempt Securities"):

A.    Direct  obligations of the  government of the United  States,  including fixed income securities issued by agencies or  instrumentalities  of, or are unconditionally guaranteed by the government of the U.S.

B.    Bankers'  acceptances,  bank  certificates of deposit,  commercial paper and high quality short-term debt instruments2.

C.    Purchases of Covered Securities under a dividend reinvestment plan.

D.    Purchases  of Covered  Securities  by exercise  of rights  issued to the holders  of a class of  Securities  pro  rata,  to the  extent  they are
      issued  with  respect  to  Securities  of  which  you  have   Beneficial
      Ownership.

E.    Acquisitions or  dispositions  of Covered  Securities as the result of a
      stock   dividend,    stock   split,   reverse   stock   split,   merger,
      consolidation,   spin-off  or  other  similar   corporate   distribution
      or   reorganization   applicable   to  all   holders   of  a  class   of
      Securities of which you have Beneficial Ownership.

F.    Dispositions of Securities of a private issuer, i.e. private placements.

G.    Commodities,  futures  and  options  traded  on  a  commodity  exchange, including currency futures.

H.    Short sales, puts, calls, straddles, or options on any Exempt Security.

I.    Shares of  registered  open-end  investment  companies  (Mutual  Funds), including  exchange-traded  funds (ETF's).  Examples of ETF's are SPDRS,
      QQQs, MDYs, DIAs, WEBS,  Diamonds,  iShares,  etc. Mutual Funds that are managed by an ADAM Advisor shall not be treated as an Exempt Security.

J.    Exchange-traded futures and options on broadly-based indices.

K.    Share of registered  closed-end  funds with the exception of Funds that
                                             ---------------------------------
      are managed by ADAM.  Refer to the ADAM  Intranet for a current  listing
      --------------------
      of  closed-end  funds  managed by ADAM or contact your local  compliance office.

L.    (For employees of NFJ only) Shares of any issuer not currently  owned in any NFJ Advisory  Clients'  accounts and not currently  contemplated  by any NFJ  portfolio  manager for purchase in any such  Advisory  Clients'
      accounts,  i.e.  a  determination  would need to be made that the shares that the NFJ employee  wishes to transact in does not conflict  with any
      NFJ client  account  whereby  the  security is held in or eligible to be held in any NFJ client account.

      ----------------------------------------------------------------------------
      2Defined as any instrument  that has a maturity at issuance of less than
      366 days and that is rated by one of the two highest  rating  categories by a Nationally  Recognized  Statistical Rating Organization,  including repurchase agreements.

   Exempt Securities continued

M.    *(For  Non-Access  Persons  only)  Purchases or sales that do not exceed
      2,000 shares per day, per Large-Cap Issuer3.

N.    *(For  Non-Access  Persons only)  Purchases or sales up to the lesser of
      1,000  shares or $10,000 per  calendar  week,  per issuer of stock other than  stock  issued by a  Large-Cap  Issuer  (i.e.,  market cap below $5 billion).

O.    Purchases  or sales up to  $100,000  per  calendar  month per  issuer of fixed-income Securities issued by U.S. corporations.

P.    Purchases or sales up to  $1,000,000  per  calendar  month per issuer of fixed-income Securities issued by Qualified Foreign Governments4.

Q.    Other specific  transactions as may be exempted by your local Compliance
      Officer or the Compliance  Committee based upon a determination that the transaction(s)  do not  interfere  or appear to  interfere  with  making
      decisions  in  the  best  interest  of  our  Advisory   Clients.   On  a
      case-by-case  basis, a Compliance  Officer or the  Compliance  Committee may exempt a specific  transaction  from any of the  provisions  of this
      Code  except  for  the  provisions  set  forth  in  the  Reporting  And
                                                               ---------------
      Certification  section.  All requests to exempt a transaction must be in
      -------------
      writing and  forwarded  to your local  Compliance  Officer for  approval prior to your executing the transaction.
      -----

                                   CAUTION
      Qualified  Foreign  Governments,  Large-Cap  Issuers and  broadly  based indices may change from time to time.  Accordingly,  you may  purchase a
      Covered  Security deemed to be an EXEMPT SECURITY only to find that when you wish to sell them,  you may not do so without  prior  approval  from your local Compliance Officer.

      *The pre-clearance exemption for these items does not apply for employees of an ADAM Adviser that is based in New York. Such employees must pre-clear these transactions through CTI-iTrade. Refer to the
      General Pre-Clearance Requirements section for further details.
      ----------------------------------

------------------------------------------------------------------------------

      3A Large-Cap Issuer is an issuer with a total market  capitalization  in
      excess  of  five  billion  dollars.   Information  concerning  large-cap
      issuers  is  available  on the  Internet.  If you are  unsure  whether a security is a large-cap issue, contact a Compliance Officer.

      4A Qualified Foreign Government is a national  government of a developed country  with  outstanding  fixed-income  securities  in excess of fifty billion dollars.

V.    GENERAL PRE-CLEARANCE REQUIREMENTS
      ----------------------------------

A.    Access Persons and Portfolio Employees

a)    All Access Persons and Portfolio Employees must pre-clear their personal securities transaction by either submitting a Pre-Clearance
         Request Form (Appendix XI) to a designated pre-clearance personnel or submitting such request through a designated system that is implemented at your location. Exempt Securities, as defined in the
         Code, are not subject to pre-clearance requirements.

b)    All  pre-clearance  approvals are effective  until the close of business on the day  that  pre-clearance  is  given  (4:00  P.M  EST).  If the individual  submitting  the request  wishes to execute a trade in the same  Security or an equivalent  Security on  subsequent  days, a new pre-clearance  request must be  submitted.  GTC (good till  canceled)
         orders will not be cleared.

B.    New York or Nicholas-Applegate Employees

a)    All  Non-Access,   Access  Persons,  and  Portfolio  Employees  who  are
         affiliated  with an ADAM  Adviser that is located in New York as well as all Access  Persons and  Portfolio  Employees who are employees of
         Nicholas-Applegate,    must    pre-clear   all   personal    security
         transactions  by  submitting a Trade  Request Form through CTI iTrade
         (Appendix  XII). If you have any questions  regarding the use of CTI,
         please   call  the   ADAM-NY   compliance   hot-line  or  your  local
         Nicholas-Applegate   compliance   officer.   See   Appendix   V   for
         instructions on how to use CTI iTrade.

b)    Investment     management    personnel    that    are    employees    of
         Nicholas-Applegate   must  receive  written   authorization  for  all
         non-exempt   personal   securities   transactions   from  the   Chief
         Investment Officer ("CIO") or a senior portfolio manager.

VI.   PROHIBITED TRANSACTIONS
      -----------------------

A.    Access Persons

a)    Same day  securities  may not be purchased  or sold by an Access  Person if,  at the time of  pre-clearance,  there is a  pending  buy or sell order on the relevant  trading  desk on behalf of an Advisory  Client in the same  Security or an equivalent  Security5.  Such orders by an
         Access  Person can only be  purchased  or sold on the  following  day that the Advisor Client(s) order has been executed.

b)    Securities   may  not  be   purchased   or  sold  if,  at  the  time  of
         pre-clearance,  you knew or should have known that an Advisory Client would be trading in the same  security or an  equivalent  Security on the same day.

------------------------------------------------------------------------------
      5An equivalent  Security of a given Security is (i) a Security  issuable upon  exercise,  conversion  or exchange of the given  Security,  (ii) a
      Security  exercisable to purchase,  convertible into or exchangeable for the  given  Security,  or (iii) a  Security  otherwise  representing  an interest in or based on the value of the given Security.

B.    Portfolio Employees

a)    Same  day  securities  may  not be  purchased  or  sold  by a  Portfolio
         Employee if, at the time of pre-clearance,  there is a pending buy or sell  order on the  relevant  trading  desk on behalf of an  Advisory
         Client in the same Security or an equivalent  Security5.  Such orders by a  Portfolio  Employee  can  only  be  purchased  or  sold  on the following day that the Advisor  Client(s)  order has been executed or withdrawn.

b)    Securities   may  not  be   purchased   or  sold  if,  at  the  time  of
         pre-clearance,  you knew or should have known that an Advisory Client would be trading in the same  security or an  equivalent  Security on the same day.

c)    If you are a Portfolio  Employee  (or a person that has been  identified as having access to the same information,  i.e.  portfolio  managers, research analysts,  traders), you may not purchase or sell Securities during the period  beginning  three days before and ending three days after  the  day on  which  an  Advisory  Client  trades  in the  same
         Security or an equivalent Security.

         NOTE;  If you are a  Portfolio  Employee  (or a person  that has been identified  as  having  access  to the  same  information),  and  you pre-clear a Securities  transaction  prior to the  commencement of an
         Advisory  Client  trading  in  the  same  Security  or an  equivalent
         Security,  it may not be deemed a  violation  of this Code unless you knew or should have known that the  Advisory  Client would be trading in that  Security or an equivalent  Security  within three days after your trade.

d)    If you are a Portfolio  Employee,  you may not profit from the  purchase
         and             sale,             or             sale             and
                                                              purchase,
         within  30  calendar  days,  of the  same  Securities  or  equivalent
         Securities   (other  than  Exempt   Securities)  of  which  you  have
         Beneficial  Ownership.  Any such short-term trade must be unwound, or if that is not  practical,  the  profits  must  be  contributed  to a
         charitable   organization.   NOTE:   additional  guidance  on  this
                                      ----------------------------------------
         restriction can be found in Appendix III.
         -----------------------------------------

         You are  considered  to profit  from a  short-term  trade if  Covered
         Securities of which you have  Beneficial  Ownership are sold for more than  the  purchase  price  of  the  same  Securities  or  equivalent
         Securities,  even though the Securities  purchased and the Securities sold are held of record  or  beneficially  by  different  persons  or entities.

e)    If you are a Portfolio Employee of any ADAM Adviser,  you are prohibited from transactions  involving puts, calls,  straddles,  options and/or short  sales  unless  the  security  is an  Exempt  Security  or  the transaction  is  approved  by your  CIO  and  your  local  Compliance
         Officer.

f)    If  you  are a  Portfolio  Employee,  you  may  not  acquire  Beneficial
         Ownership  of  any  Securities  in an  initial  public  offering  (as defined in Rule 17j-1).

C.    Oppenheimer and Private Client Services Employees

a)    If you are an employee of Oppenheimer  Capital or Allianz Private Client
         Services,  you  are  prohibited  from  transactions  involving  puts, calls, straddles,  options, and/or short sales in any Security within the Oppenheimer Capital Recommended List.

b)    If you are an employee of Oppenheimer  Capital or Allianz Private Client
         Services,  you may not purchase or sell Securities  during the period ending  three days after the day on which the  Oppenheimer  Large Cap
         Value Model  (#50995) and the Value Fund (#63140)  trades in the same
         Security or an equivalent Security.

VII.  PRIVATE PLACEMENTS
      ------------------

      If  you  are a  Portfolio  Employee,  you  may  not  acquire  Beneficial
      Ownership of any  Securities  in a private  placement6,  unless you have received  prior  written  approval  from your  local CIO and your  local
      compliance   officer.   Approval   will  be  not  be   given   unless  a
      determination  is made that the  investment  opportunity  should  not be reserved for one or more Advisory  Clients,  and that the opportunity to invest has not been  offered  to you solely by virtue of your  position.
      The form for requesting  private placement  approval is attached to this
      Code (Appendix XIII).

      If you  are a  Portfolio  Employee  and  you  have  acquired  Beneficial
      Ownership of Securities in a private  placement,  you must disclose your investment  when you play a part in any  consideration  of an investment by an Advisory Client in the issuer of the Securities,  and any decision to make such an investment must be independently  reviewed by your local
      CIO or a Portfolio  Manager who does not have  Beneficial  Ownership  of any Securities of the issuer.

VIII. USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS
      --------------------------------------------

      To  assist  in  the  implementation  of the  Code  and  meet  regulatory requirements,  all New York and San Diego based  employees must maintain their personal  brokerage and trading accounts (which they are deemed to
      have  Beneficial   Ownership)  with  a  "Designated  Broker"  (currently
      Charles  Schwab-see  appendix VI for further  details).  It is preferred that all other  employees of an ADAM  Adviser use a  designated  broker, although it is not  required.  If you are an employee  with a Designated
      Broker,  you are required to transfer your  account(s) to the Designated
      Broker   within  a   reasonable   period  of  time  from  your   initial
      commencement  of  employment.  All employees are  responsible  for costs associated with transferring their personal brokerage/trading  accounts.
       If  you  are  maintaining  a  brokerage   account  other  than  with  a
      designated  broker,  you are required to  immediately  disclose  this to your local compliance  department.  Based upon the  determination by the appropriate  compliance officer,  certain exemptions may be granted that would allow the  employee" to continue  maintaining  his or her personal brokerage/trading accounts with a non-designated broker.

------------------------------------------------------------------------------
      6A private  placement  is an offering of ownership in a new or secondary issue  to  a  single  investor  or  group  of  investors.  The  sale  or
      placement  is  usually  made  through  an  investment   banker  and  the
      securities'  public resale  restricted if they are not registered  under the Securities Exchange Act of 1933.

      All employees that are  maintaining a brokerage or trading  account with a  non-designated  broker must ensure that  duplicate  copies of account
      statements  and   transactional   confirms  are  sent  directly  to  the
      attention of your local compliance  department (if regularly  prepared).
      The confirmations and statements must, in the aggregate,  provide enough detail that would show the name of the broker,  account number,  date of transaction,  whether  it  was a  buy/sell,  security  name,  amount  of transaction, and the price.

      Most brokers  require  that an ADAM Advisor  provide a Rule "407" letter which  acknowledges  that  your  account  is  held by  such  broker  and requests  that the broker  provide the  relevant  compliance  department with duplicate  client account  statements and  transactional  confirms.
      Your local  compliance  officer will execute this letter for any of your beneficially owned accounts that have been approved by Compliance.

      Employees  are not  required  to comply with the  provisions  under this section if their  brokerage or trading  account 1) is fully managed by a third party,  2)  exclusively  holds Exempt  Securities and is unable to hold any Covered Securities, and 3) is held at a mutual fund company.

      Note:  Mutual Fund accounts at broker- dealers are subject to the broker account requirements as described above.

IX.   REPORTING AND CERTIFICATION
      ---------------------------

A.    Initial Reporting and Certification for New Employees

      Within 10 days  following  the  commencement  of  employment  at an ADAM
      Adviser,  all employees are required to complete and submit the Initial
                                                                      --------
      Acknowledgement  Certification  and the  Initial  Listing  of  Personal
      ------------------------------           -------------------------------
      Securities   Holdings  and  Brokerage   Accounts  forms  to  your  local
      ------------------------------------------------
      compliance department (See Appendix VII and VIII).

B.    Quarterly Transactional Reporting for Non-Designated Broker Account(s)

      All  employees  that  maintain a  brokerage  or trading  account  with a non-designated  broker  AND do not  have  duplicate  copies  of  account statements  and  transactional  confirms  being  sent  directly  to  the attention of your local compliance department,  must complete and submit a Quarterly  Transaction  Report for all "Covered  Securities" within 10
        ------------------------------
      days following the end of each calendar quarter  (Appendix IX). It is at the  discretion  of your  local  compliance  officer  to  implement  the quarterly  reporting  requirement  for all other  brokerage  or  trading accounts  that the  compliance  department  may be  receiving  duplicate account information.

C.    Annual Reporting and Certification

      Within 10 days  following  the end of the  calendar  year,  all "active"
      employees  are  required to complete  and submit the Annual  Listing of
                                                           -------------------
      Securities Holdings and Certification of
      -----------------------------------------
      Compliance form to your local compliance department (See Appendix X).
      ----------

X.    FIDUCIARY DUTIES
      ----------------

A.    Gifts

      No  employee  of an  ADAM  Adviser  shall  receive  any  gift  or  other consideration  in merchandise,  service,  or otherwise that is excessive in value or frequency from any person,  firm,  corporation,  association or other entity that does  business with or on behalf of the Funds or an
      Advisory Client.

a.    Gifts and  entertainment  must be  reasonable  in terms of frequency and value.  It may be  reasonable  to give or  receive  gifts at a more frequent basis under certain  limited  circumstance,  i.e.  holiday season.

b.    Do not accept  gifts,  favors,  entertainment  or other  things of value which  could  influence  your  decision-making  or  make  you  feel beholden to a person or a firm.

c.    Do not offer gifts, favors,  entertainment or other things of value that could  be  viewed  as  overly  generous  or  aimed  at  influencing decision-making  or  making  a  client  feel  beholden  to an  ADAM
           Adviser.

d.    Entertainment  situations  may  only  be  used  to  foster  and  promote business relationships with firms.

e.    Gifts should not be sent to an ADAM  employee's  home.  If they are, the employee must discourage this practice in the future.

f.    You may not GIVE a gift that  exceeds  $100.  You may not RECEIVE a gift that exceeds $200.

g.    You may not accept or offer air  transportation nor may you accept hotel or other  accommodations  without  obtaining prior written approval from your local compliance officer.

B.    Service as Director

      If you are a  Portfolio  Employee,  you may not  serve  on the  board of directors or other governing  board of a publicly traded entity,  unless you have  received the prior  written  approval of the local Chief Legal
      Officer or your local  compliance  officer.  Approval  will not be given unless a  determination  is made that your service on the board would be consistent  with  the  interests  of the  Advisory  Clients.  If you are permitted to serve on the board of a publicly  traded  entity,  you will
      be  isolated  from  those   Portfolio   Employees  who  make  investment
      decisions  with  respect to the  securities  of that  entity,  through a
      "Chinese Wall" or other procedures.

C.    Privacy Policy

      You must abide by the  ADAM's  Privacy  Policy  (the  "Privacy  Policy")
      which is  attached  to this Code of Ethics as  Appendix  XI. The Privacy
      Policy is  designed  to protect  personal  and  account  information  of clients from disclosure to any non-affiliated  third parties,  except as required  or  permitted  by law or certain  circumstances  and when duly authorized  by a  compliance  officer or director  of ADAM.  You will be responsible  for attesting to your compliance with the Privacy Policy in your Annual Certification of Compliance.

XI.   REMEDIAL ACTIONS
      ----------------

      ADAM  reserves the right to cancel any trade  (without  prior notice and at the employee's  expense) or to instruct you to cancel a trade at your expense.  ADAM may  suspend or revoke  your  trading  privileges  at any time.  Employee trading  violations can result in penalties ranging from cancellation  of an offending  trade to termination of your  employment.
      Any loss from an  impermissible  trade will be  charged to the  employee and any profits may be forfeited.  Violations  may also lead to civil or criminal  proceedings  and  penalties.  Failure to  pre-clear  trades or comply with any of the  reporting  requirements  may result in sanctions including  fines.  All fines  collected  will be donated to an  approved charity.

XII.  REPORTS TO MANAGEMENT AND TRUSTEES
      ----------------------------------

A.    Board Review of Significant Remedial Action and Annual Report

      In connection with ADAM advised funds,  local compliance  officers will, at least  annually,  inform the Funds' Board of Directors or Trustees as well as ADAM  senior  management,  of any  significant  remedial  action taken in response to a violation  of the Code.  A  significant  remedial action means any action that has a significant  financial  effect on the violator,  such as a material  disgorgement of profits,  imposition of a significant fine, demotion, suspension or termination.

      The annual report will, at a minimum contain the following:

1.    A summary of existing  procedures  concerning personal investing and any changes in the procedures made during the past year;

2.    A  description  of any  issues  arising  under  the  Code of  Ethics  or procedures  since the last report to the Funds'  Board,  as the case may be,  including,  but not limited to,  information about material violations  of the  Code or  procedures  and  sanctions  imposed  in response to the material violations, and;

3.    Certify  that  ADAM,  and  its  affiliates,   have  adopted   procedures
          reasonably  necessary to prevent all  employees  from  violating the
          Code.

XIII. RECORDKEEPING REQUIREMENTS
      --------------------------

 ADAM shall maintain and preserve in an easily accessible place:

A.    A copy of this Code,  or any other  Code of  Ethics,  that was in effect within the previous 5 years.

B.    A record  of any  violation  of this Code and of any  action  taken as a result of such  violation  for a period of 5 years  following the end of the reporting year in which the violation occurs.

C.    A record of any decision, and the reasons supporting the decision,  that were used to approve an  employee's  trade that was deemed an  exception to the provisions of this Code.

D.    A copy of each report submitted under this Code for a period of 5 years.

E.    A list of all persons who are, or within the past 5 years were,  subject to the reporting requirements of the Code.

                                                                    APPENDIX I

                    ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                    INSIDER TRADING POLICY AND PROCEDURES

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.    Policy Statement on Insider Trading

Allianz  Dresdner Asset  Management of America L.P.  ("ADAM") and its division or its  subsidiaries,  including,  Allianz Hedge Fund Partners  L.P.,  Allianz
Private Client  Services LLC,  Allianz  Private Equity  Partners LLC,  Cadence
Capital  Management  LLC,   Nicholas-Applegate  Capital  Management  LLC,  NFJ
Investment Group L.P., OCC Distributors  LLC, OpCap Advisors LLC,  Oppenheimer
Capital LLC,  PIMCO  Advisors Fund  Management  LLC,  PIMCO  Advisors  Managed
Accounts  LLC,  PIMCO  Advisors   Retail   Holdings  LLC,  PIMCO  Advisors  CD
Distributors LLC, and PIMCO Equity Advisors LLC,,  collectively,  the Company,
ADAM or ADAM Advisers)  forbid any of their  officers,  directors or employees from trading,  either personally or on behalf of others (such as, mutual funds and private  accounts  managed by an ADAM  Advisor),  on the basis of material non-public  information or communicating  material  non-public  information to others in violation  of the law.  This  conduct is  frequently  referred to as
"insider trading".  This is a group wide policy.

The term "insider trading" is not defined in the federal  securities laws, but generally is used to refer to the  situation  when a person trades while aware
of  material  non-public   information  or  communicates  material  non-public
information to others in breach of a duty of trust or confidence.

While the law  concerning  insider  trading  is not  static,  it is  generally understood that the law prohibits:

      (1)   trading  by  an  insider,  while  aware  of  material,  non-public information; or

      (2)   trading by a  non-insider,  while  aware of  material,  non-public
            information,   where  the   information   was   disclosed  to  the
            non-insider   in  violation  of  an  insider's  duty  to  keep  it
            confidential; or

      (3)   communicating  material,   non-public  information  to  others  in
            breach of a duty of trust or confidence.

This policy  applies to every such officer,  director and employee and extends to activities  within and outside their duties at the Company.  Every officer, director  and  employee  must  read and  retain  this  policy  statement.  Any questions  regarding  this policy  statement  and the related  procedures  set forth herein should be referred to your local compliance officer.

The remainder of this  memorandum  discusses in detail the elements of insider trading,  the penalties for such unlawful  conduct and the procedures  adopted by the Company to implement its policy against insider trading.

1.    TO WHOM DOES THIS POLICY APPLY?
      ------------------------------

This  Policy  applies to all  employees,  officers  and  directors  (direct or indirect) of the Company ("Covered  Persons"),  as well as to any transactions in any securities  participated in by family  members,  trusts or corporations controlled by such persons.  In particular,  this Policy applies to securities transactions by:

o     the Covered Person's spouse;
o     the Covered Person's minor children;
o     any other relatives living in the Covered Person's household;
o     a trust in which the Covered  Person has a beneficial  interest,  unless such
      person has no direct or indirect control over the trust;
o     a trust as to which the Covered Person is a trustee;
o     a revocable trust as to which the Covered Person is a settlor;
o     a corporation of which the Covered Person is an officer, director or
      10% or greater stockholder; or
o     a partnership of which the Covered Person is a partner (including most investment  clubs)  unless the Covered  Person has no direct or indirect control
      over the partnership.

2.    WHAT IS MATERIAL INFORMATION?
      ----------------------------

Trading  on  inside  information  is not a  basis  for  liability  unless  the information  is deemed to be  material.  "Material  information"  generally is defined as  information  for which there is a  substantial  likelihood  that a reasonable  investor  would  consider  it  important  in  making  his  or  her investment  decisions,  or  information  that is reasonably  certain to have a substantial effect on the price of a company's securities.

Although there is no precise,  generally  accepted  definition of materiality, information  is likely to be "material" if it relates to  significant  changes affecting such matters as:

o     dividend or earnings expectations;
o     write-downs or write-offs of assets;
o     additions to reserves for bad debts or contingent liabilities;
o     expansion or curtailment of company or major division operations;
o     proposals or agreements involving a joint venture, merger, acquisition;
o     divestiture, or leveraged buy-out;
o     new products or services;
o     exploratory, discovery or research developments;
o     criminal indictments, civil litigation or government investigations;
o     disputes with major suppliers or customers or significant changes in the relationships with such parties;
o     labor disputes including strikes or lockouts;
o     substantial changes in accounting methods;
o     major litigation developments;
o     major personnel changes;
o     debt service or liquidity problems;
o     bankruptcy or insolvency;
o     extraordinary management developments;
o     public offerings or private sales of debt or equity securities;
o     calls, redemptions or purchases of a company's own stock;
o     issuer tender offers; or
o     recapitalizations.

Information  provided by a company  could be material  because of its expected effect  on a  particular  class  of  the  company's  securities,  all  of  the company's securities,  the securities of another company, or the securities of several companies.  Moreover,  the resulting  prohibition  against the misuses of "material"  information  reaches all types of securities  (whether stock or other equity interests,  corporate debt, government or municipal  obligations, or commercial  paper) as well as any option  related to that security (such as a put, call or index security).

Material  information  does not have to relate to a  company's  business.  For example,  in  Carpenter  v. U.S.,  108 U.S.  316  (1987),  the  Supreme  Court
              ---------     ----
considered  as  material   certain   information   about  the  contents  of  a
forthcoming  newspaper  column that was expected to affect the market price of a security.  In that case,  a reporter  for The Wall Street  Journal was found
                                            ------------------------
criminally  liable for  disclosing to others the dates that reports on various companies  would  appear in the  Journal and whether  those  reports  would be
                                 -------
favorable or not.

3.    WHAT IS NON-PUBLIC INFORMATION?
      ------------------------------

In order for issues concerning insider trading to arise,  information must not only be  "material",  it must be  "non-public".  "Non-public"  information  is
                                   ----------
information  which  has  not  been  made  available  to  investors  generally.
Information  received  in  circumstances  indicating  that  it is  not  yet in general  circulation  or where the  recipient  knows or  should  know that the information  could only have been  provided  by an  "insider"  is also  deemed
"non-public" information.

At  such  time  as  material,  non-public  information  has  been  effectively distributed  to the  investing  public,  it is no longer  subject  to  insider trading restrictions.  However, for "non-public"  information to become public
information,   it  must  be  disseminated   through  recognized   channels  of
distribution designed to reach the securities marketplace.

To show that "material"  information is public, you should be able to point to some fact verifying that the information has become generally  available,  for example,  disclosure in a national  business and  financial  wire service (Dow
Jones or Reuters),  a national news service (AP or UPI), a national  newspaper
(The  Wall  Street  Journal,  The New York  Times or  Financial  Times),  or a
----------------------------  -------------------     ----------------
publicly  disseminated  disclosure document (a proxy statement or prospectus).
The  circulation  of  rumors  or  "talk  on the  street",  even  if  accurate, widespread  and  reported  in the media,  does not  constitute  the  requisite public  disclosure.  The  information  must  not only be  publicly  disclosed, there  must also be  adequate  time for the  market  as a whole to digest  the information.  Although  timing may vary  depending upon the  circumstances,  a good rule of thumb is that  information  is  considered  non-public  until the third business day after public disclosure.

Material   non-public   information   is  not   made   public   by   selective
dissemination.    Material   information    improperly   disclosed   only   to
institutional  investors or to a fund  analyst or a favored  group of analysts retains its status as "non-public"  information which must not be disclosed or otherwise  misused.  Similarly,  partial disclosure does not constitute public dissemination.  So long as any material component of the "inside"  information possessed by the Company has yet to be publicly disclosed,  the information is deemed "non-public" and may not be misused.

Information  Provided  in  Confidence.   It  is  possible  that  one  or  more
-------------------------------------
directors,  officers,  or  employees of ADAM may become  temporary  "insiders"
because of a duty of trust or  confidence.  A duty of trust or confidence  can arise:  (1) whenever a person agrees to maintain  information  in  confidence;
(2)  when  two  people  have  a  history,  pattern,  or  practice  of  sharing confidences  such that the  recipient of the  information  knows or reasonably should know that the person communicating the material non-public  information expects that the recipient will maintain its confidentiality;  or (3) whenever a person  receives or obtains  material  non-public  information  from certain close family  members such as spouses,  parents,  children and  siblings.  For example,  personnel at ADAM may become insiders when an external source,  such as a company whose  securities are held by one or more of the accounts managed by an  ADAM  Adviser,  discloses  material,  non-public  information  to  ADAM
Adviser's  portfolio  managers  or  analysts  with  the  expectation  that the information will remain confidential.

As an  "insider",  ADAM has a duty not to breach  the trust of the party  that has  communicated  the  "material,  non-public"  information  by misusing that information.  This duty may arise  because an ADAM  Adviser has entered or has been invited to enter into a commercial  relationship with the company, client or prospective  client and has been given access to  confidential  information solely for the  corporate  purposes  of that  company,  client or  prospective
client.   This  duty  remains  whether  or  not  an  ADAM  Adviser  ultimately participates in the transaction.

Information  Disclosed in Breach of a Duty.  Analysts and  portfolio  managers
------------------------------------------
at  an  ADAM  Adviser  must  be  especially  wary  of  "material,  non-public"
information  disclosed  in  breach  of  corporate  insider's  duty of trust or confidence that he or she owes the corporation  and  shareholders.  Even where there is no expectation of  confidentiality,  a person may become an "insider"
upon  receiving  material,  non-public  information in  circumstances  where a person  knows,  or  should  know,  that  a  corporate  insider  is  disclosing information  in breach of a duty of trust and  confidence  that he or she owes the  corporation and its  shareholders.  Whether the disclosure is an improper
"tip" that renders the  recipient a "tippee"  depends on whether the corporate insider expects to benefit  personally,  either  directly or indirectly,  from the  disclosure.  In the  context of an  improper  disclosure  by a  corporate insider,  the requisite  "personal benefit" may not be limited to a present or future monetary gain.  Rather,  a prohibited  personal benefit could include a reputational  benefit,  an  expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may,  depending  on the  circumstances,  also become an  "insider" or
"tippee" when he or she obtains apparently  material,  non-public  information
by  happenstance,   including  information  derived  from  social  situations, business gatherings, overheard conversations,  misplaced documents, and "tips"
from insiders or other third parties.

4.    IDENTIFYING MATERIAL INFORMATION
      --------------------------------

Before  trading for  yourself or others,  including  investment  companies  or private accounts managed by the Company,  in the securities of a company about which you may have potential material,  non-public  information,  ask yourself the following questions:

i.    Is this information that an investor could consider  important in making his  or  her  investment  decisions?  Is  this  information  that  could substantially  affect the market  price of the  securities  if generally disclosed?

ii.   To whom has this  information  been provided?  Has the information  been effectively  communicated  to the marketplace by being published in The
                                                                          ----
      Financial Times,  Reuters, The Wall Street Journal or other publications
      ---------------   -------  -----------------------
      of general circulation?

Given the  potentially  severe  regulatory,  civil and  criminal  sanctions to which you the  Company  and its  personnel  could be  subject,  any  director, officer  and  employee  uncertain  as to  whether  the  information  he or she possesses is "material  non-public"  information  should  immediately take the following steps:

i.    Report  the  matter  immediately  to a  Compliance  Officer or the Chief
      Legal Officer of ADAM;

ii.   Do not purchase or sell the  securities on behalf of yourself or others, including  investment  companies or private  accounts managed by an ADAM
      Adviser; and

iii.  Do not communicate the information inside or outside the Company,  other than to a Compliance Officer or the Chief Legal Officer of ADAM.

After the  Compliance  Officer or Chief Legal  Officer has reviewed the issue, you will be  instructed  to  continue  the  prohibitions  against  trading and communication or will be allowed to trade and communicate the information.

5.    PENALTIES FOR INSIDER TRADING
      -----------------------------

Penalties for trading on or communicating  material non-public information are severe,  both for  individuals  involved  in such  unlawful  conduct and their employers.  A person  can be  subject  to some or all of the  penalties  below even if he or she does not personally  benefit from the  violation.  Penalties include:  civil  injunctions,  treble damages,  disgorgement of profits,  jail sentences,  fines for the person who  committed  the  violation of up to three times,  the profit gained or loss avoided,  whether or not the person actually benefited,  and fines for the  employer or other  controlling  person of up to the greater of  $1,000,000  or three times the amount of the profit  gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.    Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers,  directors and employees of an ADAM Adviser in avoiding  insider  trading,  and to aid an
ADAM Adviser in preventing,  detecting and imposing  sanctions against insider trading.  Every officer,  director and employee of an ADAM Adviser must follow these procedures or risk serious sanctions,  including dismissal,  substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS
-----------------------------------------------

1.    No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2.    No  employee,  officer  or  director  of the  Company  who is  aware  of material  non-public  information  which relates to any other company or entity in  circumstances in which such person is deemed to be an insider or is otherwise  subject to  restrictions  under the federal  securities laws  may buy or sell  securities  of that  company  or  otherwise  take
      advantage  of,  or  pass  on  to  others,   such   material   non-public
      information.

3.    No  employee,  officer or director of ADAM shall  engage in a securities transaction  with  respect to the  securities  of Allianz AG,  except in
                                                                     ------
      accordance with the specific  procedures  published from time to time by
      ADAM.

4.    No  employee  shall  engage in a personal  securities  transaction  with respect to any  securities  of any other  company,  except in accordance
                                                          ------
      with the specific procedures set forth in ADAM's Code of Ethics.

5.    Employees shall submit reports  concerning  each securities  transaction in  accordance  with the terms of the Code of Ethics  and  verify  their personal  ownership of securities in accordance  with the procedures set forth in the Code of Ethics.

6.    Because even inadvertent  disclosure of material non-public  information
      to  others  can  lead  to  significant  legal  difficulties,   officers,
      directors  and  employees  of ADAM should not  discuss  any  potentially material  non-public  information  concerning  ADAM or other  companies,
      including   other   officers,   employees  and   directors,   except  as
      specifically required in the performance of their duties

B. Chinese Wall Procedures

The Insider  Trading and Securities  Fraud  Enforcement  Act in the US require the establishment and strict enforcement of procedures  reasonably designed to prevent  the  misuse of  "inside"  information1.  Accordingly,  you should not discuss  material  non-public  information  about ADAM or other companies with anyone,  including other  employees,  except as required in the performance of your  regular  duties.  In  addition,  care  should  be  taken  so  that  such information  is secure.  For example,  files  containing  material  non-public information  should be sealed;  access to computer files  containing  material non-public information should be restricted.

C.    Resolving Issues Concerning Insider Trading

The federal securities laws,  including the US laws governing insider trading, are  complex.  If you have any doubts or questions  as to the  materiality  or non-public  nature  of  information  in  your  possession  or as to any of the applicability or  interpretation  of any of the foregoing  procedures or as to the  propriety  of any action,  you should  contact your  Compliance  Officer.
Until  advised to the contrary by a  Compliance  Officer,  you should  presume that the  information  is material and  non-public and you should not trade in
                                                                  ---
the securities or disclose this information to anyone.

                                                                   APPENDIX II
                             GUIDANCE ON BENEFICIAL OWNERSHIP

1. Securities Held By Family Members

    (a) Example 1-A:
      X and Y are married.  Although Y has an independent source of income from a family inheritance
      and segregates her funds from those of her husbands, Y contributes to the maintenance of the family
      home.  X and Y have engaged in joint estate planning and have the same financial adviser.  Since X
      and Y's resources are clearly significantly directed towards their common property, they will be
      deemed to be beneficial owners of each other's securities.

    (b) Example 1-B:
      X and Y are separated and have filed for divorce. Neither party contributes to the support of the
      other.  X has no control over the financial affairs of his wife.
     Neither X nor Y is a beneficial owner
      of the other's securities.

    (c) Example 1-C:
      X's adult son Z lives in X's home.  Z is self-supporting and contributes to household expenses.  X is
      a beneficial owner of Z's securities.

    (d) Example 1-D:
      X's mother A lives alone and is financially independent.  X has power of attorney over his mother's
      estate, pays all her bills and manages her investment affairs.  X borrows freely from A without being
      required to pay back funds with interest, if at all.  X takes out personal loans from A's bank in A's
      name, the interest from such loans being paid from A's account.  X is a significant heir of A's estate.
      X is a beneficial owner of A's securities.

2. Securities Held by a Company

    (a) Example 2-A:
     O is a holding company with 5 shareholders.  X owns 30% of the shares of the company.  Although O does no business on its own, it has several wholly-owned subsidiaries which manufacture oil- related products.  X has beneficial interest in the securities owned by O.

3. Securities Held in Trust

    (a) Example 3-A:
      X is trustee of a trust created for his two minor children.  When both of X's children reach 21, each
      will receive an equal share of the corpus of the trust.  X is a beneficial owner of the securities in the
      trust.

     (b) Example 3-B:
      X is trustee of an irrevocable trust for his daughter.  X is a director of the issuer of the equity
      securities held by the trust.  The daughter is entitled to the income of the trust until she is 25 years
      old, and is then entitled to the corpus.  If the daughter dies before reaching 25, X is entitled to the
      corpus.  X should report the holdings and transactions of the trust as his own.

                                                                  APPENDIX III

                    GUIDANCE ON SHORT TERM PROFIT RECOVERY
                           Portfolio Employees Only

Section VII.d. of the Code provides for the disgorgement of any profit realized by Portfolio Employee (e.g. portfolio managers, research analysts, traders) on transactions in the same or equivalent security within 30 days.
This applies to the purchase and sale (or sale and purchase) of a security within a 30-day period in any beneficially owned account.

The following are various questions and answers to help you understand this provision.  If you have any further questions regarding this provision, you should contact your local compliance officer.

Q.    How is the 30-day period measured?

A.    A purchase or sale is ordinarily deemed to occur on trade date.  If the purchase is considered to be made on day 0, day 31 is the first day a sale of those securities may be made without regard to the profit of recovery rule.

Q.    How are profits measured when there is a series of purchases and sales within the 30 calendar day period?

A.    A series of purchases and sales will be measured on a first-in, first-out basis until all purchases and sale transactions within a
      30-day period are matched.  The sum of the profits realized on these paired purchases and sales will be subject to disgorgement.  No reduction will be made for losses.

Q.    In calculating the amount of profit that can be recovered, does it matter in what order the transactions occur?

A.    No, even if the sale precedes the purchase, these transactions will be matched if they occur with a 30-day period.

Q.    Is the short sale of a security considered a sale?

A.    Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance, and the 30-day profit recovery rule).  It is important to keep in mind that when the profits are computed under the 30-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase.  Please note that naked short sales are prohibited under the Code of Ethics.

Derivative Transactions
-----------------------
For the purposes of reporting, pre-clearance and the 30-day profit recovery rule, a transaction in any put or call option (except an option on an Exempt
Security or index) or any future on a security (except a future on an Exempt
Security or index), will be treated as a derivative transaction.  For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions".  A
"call equivalent position" is treated as a purchase of the underlying security.  Conversely, a "put equivalent position" is treated as a sale of the underlying security.  Please note that writing or acquiring naked options are prohibited under the Code of Ethics.

                                  APPENDIX IV

                 ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                                           PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients.  We are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information.  We have developed policies designed to protect this confidentiality, while allowing client needs to be served.

In the course of  providing  you with  products  and  services,  we may obtain non-public  personal  information  about you. This  information  may come from sources  such as account  applications  and other forms,  from other  written, electronic  or  verbal  correspondence,  from  your  transactions,  from  your brokerage or financial advisory firm, financial adviser or consultant,  and/or from information captured on our internet web sites.

We do not  disclose  any  personal or account  information  provided by you or gathered  by us  to  non-affiliated  third  parties,  except  as  required  or permitted by law. As is common in the industry,  non-affiliated  companies may from time to time be used to provide certain  services,  such as preparing and mailing  prospectuses,  reports,  account  statements  and other  information,
conducting   research  on  client   satisfaction  and  gathering   shareholder
proxies.  We may also retain  non-affiliated  companies to market our products
and  enter  in  joint  marketing   agreements  with  other  companies.   These
companies  may have access to your personal and account  information,  but are permitted to use the information  solely to provide the specific service or as otherwise  permitted  by law. We may also  provide  your  personal and account information  to your  brokerage  or  financial  advisory  firm  and/or to your financial adviser or consultant.

We do  reserve  the  right to  disclose  or  report  personal  information  to non-affiliated  third parties, in limited  circumstances,  where we believe in good faith that  disclosure is required under law to cooperate with regulators or law  enforcement  authorities,  to protect  our rights or  property or upon reasonable  request by any mutual fund in which you have chosen to invest.  In addition,  we may  disclose  information  about  you  or  your  accounts  to a non-affiliated  third  party at your  request or if you  consent in writing to the disclosure.

We may  share  client  information  with our  affiliates  in  connection  with servicing your account or to provide you with  information  about products and services that we believe may be of interest to you. The  information  we share may include,  for  example,  your  participation  in our mutual funds or other investment  programs,  your  ownership of certain  types of accounts  (such as
IRAs),  or other data about your accounts.  Our  affiliates,  in turn, are not permitted to share your information with  non-affiliated  entities,  except as required or permitted by law.

We take  seriously  the  obligation  to  safeguard  your  non-public  personal information.  We have  implemented  procedures  designed to restrict access to your  non-public  personal  information to our personnel who need to know that information to provide  products or services to you. To guard your  non-public personal  information,  physical,  electronic and procedural safeguards are in place.

*This privacy policy is applicable to the following entities:  ADAM of America
L.P,  Allianz Hedge Fund Partners L.P.,  Allianz  Private Client Services LLC,
Allianz  Private  Equity  Partners  LLC,   Cadence  Capital   Management  LLC,
Nicholas-Applegate  Capital  Management  LLC, NFJ  Investment  Group L.P., OCC
Distributors LLC, OpCap Advisors LLC,  Oppenheimer Capital LLC, PIMCO Advisors
Fund  Management  LLC,  PIMCO  Advisors  Managed  Accounts LLC, PIMCO Advisors
Retail  Holdings  LLC,  PIMCO  Advisors  CD  Distributors  LLC,  PIMCO  Equity
Advisors  LLC,  PIMCO  Funds:   Multi-Manager  Series;  PIMCO  Funds:  Pacific
Investment  Management  Series;  PIMCO  Specialty  Markets;  PIMCO  Commercial
Mortgage   Securities  Trust,  Inc.,  the  OCC  Accumulation  Trust;  and  the
Municipal Advantage Fund, Inc.

                                                                    APPENDIX V

                        INSTRUCTIONS FOR USING iTRADE
                        -----------------------------

Welcome to iTrade, the automated software system that enables eligible employees the ability to receive quick and efficient notification that their personal transaction request is permitted for trading through the employee's personal brokerage account.  Pre-clearance for all eligible employees is based upon requirements contained within the ADAM Code of Ethics (the
"Code"). It is important that each employee read and understand the Code of
Ethics so that you are fully aware of what the Code requires.

The Code is based upon the principle that officers and employees of ADAM and its affiliated divisions and subsidiaries owe a fiduciary duty to both the shareholders of the registered investment companies and all other clients where ADAM serves as an advisor or sub-advisor ("Advisory Clients").
Accordingly, all employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best
                     -----------------------
interest of our Advisory Clients.

In order to assist the ADAM-NY and Nicholas-Applegate Compliance Departments
with administering the Code, all employees that are located in a New York operating entity as well as within Nicholas-Applegate are required to pre-clear every personal transaction through the iTrade system. Transactions that are excluded from having to be entered into iTrade are those transactions that are for Exempt Securities, i.e. direct obligations of the
U.S. Government, certificates of deposit, shares of registered open-ended investment companies, ETF's, exchange traded futures and options on broadly-based indices.  For a complete listing of Exempt Securities, please refer to the Code.

Below are instructions on how to begin using the iTrade system, and instructions on how to enter electronically Personal Securities Transaction
Requests.

A.    Logging into  iTrade (New York based employees only)

To begin using iTrade, you must first launch your Internet Explorer Web browser. Once the Internet Explorer Web browser has been launched, click on the Compliance section of the ADAM Intranet. In the compliance section click on the New York Employee Personal Trading link, shown below.

 CTI-iTrade Pre-Clearance Form

At the Login Screen, type your Employee Code (the name by which you are known to iTrade) and your Password.  Your iTrade Employee Code is the first letter of your first name followed by the first 7 letters of your last name. PLEASE
                                                                      -------
CALL THE HELPDESK AT EXT. 3444 FOR YOUR PASSWORD. Employees should change
-------------------------------------------------
their password after initially logging in.  Password resets can also be handled by the helpdesk. For visual security, asterisks appear in place of your password characters.

CTI iTrade Log-in Screen
B.    To Change your iTrade Password

Click on the Change Password hyperlink on the left frame of the browser screen.

      Step 1:     Enter the following information in the fields provided:
            Current Password;
            New Password;
            Verify New Password (to assure that you didn't enter it
incorrectly).

      Step 2:     Click on the [Change] button.  You will either be informed that your password
            has been changed or you will be given a reason why it could not be changed.

Once your correct Login Name and Password are entered, click on the [Login]
button.

If you receive the message "iTrade is currently unavailable", this indicates that iTrade is not available at the current time. iTrade is only available from 8:00am to 8:00pm EST. Please try again during these hours.

C.    Initial Brokerage Account Certification

When you login to iTrade for the first time, you will be shown a list of brokerage account number(s) that have been associated to your name within
iTrade.  The list of account(s) represents all accounts that each employee has previously reported to Compliance, based upon the employee's determination that he or she has Beneficial Ownership. Beneficial Ownership
is determined if the employee has an opportunity to directly benefit or share in any profit derived from any security transactions within the account, i.e.
Accounts held in the name of the employee, and immediate family sharing the same household including spouse, child, stepchild, grandchild, parent, etc.
All accounts where the employee is deemed to have Beneficial Ownership are subject to the requirements of the Code.

You will be asked to review the list of accounts and submit a certification that all of your Brokerage Accounts have been properly identified within
iTrade.  You must submit the electronic certification within 10 days from the
         ---------------------------------------------------------------------
date of your first transaction is entered into iTrade.
--------------------------------------------------------

To certify the list of accounts, choose one of the following options:

1.    If the information is complete and accurate, click the [Certify Now]
       button.
2.    If the information is incorrect and/or needs to be revised click the
       [Certify Later] button
       and report any errors or additional brokerage accounts to the
Compliance Department.
D.    Submitting a Trade Request

   Once you have completed the Brokerage Account Certification, iTrade will bring you to
   the "Request Screen".  In order to submit a request for pre-clearance, all required fields
    must be completed.  The required fields are as follows:

1.    Selecting the Security
      ----------------------

      To enter a trade request, you must first enter a ticker symbol in the appropriate field for the security you wish to buy or sell. In order to identify the ticker in the security list, select the ticker for the trade request from the Security Lookup screen:

      This can be done several ways:

(a)   If you know the ticker of the security:

            Step 1:       Type in the ticker and then Click on the [Lookup]
      button to the right hand side of the field.
                    The system will give you the choices that are close to,
            or match what you typed in.

            Step 2:       Select the ticker of the security you wish to trade
            by clicking on the hyperlink.

            Step 3:       CTI iTrade will fill in the Security Name, Security
            CUSIP and Security Type
                    automatically on the Trade Request.

      (b)   If you don't know the full ticker of the security you would like to trade:

            Step 1:       Type in the first few letters followed by an
asterisk* and then Click the [Lookup] button

                    For Example:  If you want to buy shares of Intel and all
you remember are the first few
                           Letters, type in int* then hit [Lookup]

            Step 2:       If any tickers are found they are displayed on a
new screen.  Select the hyperlink
                    of the one you want.

            Step 3:     CTI iTrade will automatically fill in the Security
                   Name, Security CUSIP and Security Type on the Trade
                   Request.

(c)   If you only know the name of the security you would like to trade:

            Step 1:       Go to the Security Name field, type in an asterisk
            *, a few letters of the name and
                    another asterisk *  (For Example:  for American Brands
            type in *amer*)

            Step 2:       Any securities whose name have `amer' in them will
            be displayed.  Select the hyperlink
                    of the one you want.

            Step 3:      CTI iTrade will automatically fill in the Ticker,
                   Security Name, Security CUSIP and               Security
                   Type on the Trade Request.

(d)   If the security you would like to trade is not located in the [Lookup]
            Screen you will need to contact the Compliance Hot-Line at (212)
            762-3186.  The Compliance Department will add the security to
            iTrade, so that it can determine if the trade request is
            permissible.
            CTI iTrade Screen for locating a ticker.

2.    Completing the Request on iTrade
      --------------------------------

       In order to complete the Request Screen, the following fields must be completed:

       (a)     Brokerage Account -    Click on the dropdown arrow to the
       right of the field
                              and select the account to be used for the trade.

        (b)  Transaction Type -       Click on the dropdown arrow to the
      right of the field
                                    and select the type of transaction you
                                    wish to make: Buy, Sell, Cover Short, or
                                    Sell Short.  (NOTE: if you are a
                                    Portfolio Employee of any ADAM Advisor,
                                    you are not permitted to affect Short
                                    sales, puts, calls, straddles, or
                                    options. Please refer to Code for
                                    additional information on the
                                    restrictions that apply to this group of
                                    employees).
         (c)         Price -                  Fill in the anticipated price
                                                      ---------------------
      at which you expect to
                                    execute the trade.

3.    Submitting the Request on iTrade

        Once all the required fields on the iTrade Request Screen have been completed:

              Step 1: Click the [Submit Request] button to send the request through
                                  iTrade.

               Step 2:   A grid displaying the transactional information will
                         appear.                  Review the information and
                         Click on the [Confirm] button if
                                           all appears correct.

                 Step 3: A screen will appear confirming whether or not the trade request
                                 has been pre-cleared/approved for trading
                        through the employee's personal brokerage account.
                        If the transaction has been denied, a message box
                        will appear that offers a general explanation.  If
                        you have any questions about a denial, please contact
                        the Compliance Hot-Line at (212) 762-3186.

                        If the transaction has been approved, print out the
                        confirmation
                        as a record of the trade. You may now proceed and
                        execute the
                        Transactions in your personal brokerage account.

                        To continue with another transaction request, click
                        on [Return
                        To Request]. Otherwise, you can log-out of iTrade.

4.    Exiting Without Submitting the Trade Request

      If a decision is made to not submit the trade request before clicking
                                                            ------
      the [Confirm] button, simply
      exit from the browser by clicking on the Logout hyperlink on the lower left side of the screen (or click
      the X button in the upper right corner of the screen).

5.    Starting Over

      To clear everything on the screen and start over, Click the [Cancel]
      button on the confirmation screen. This will bring you back to the trade request screen. Click the [Clear Screen] button and enter a new trade request.

6.    View Code of Ethics

      To view the ADAM Code of Ethics in iTrade, Click on the View Ethics
      Code hyperlink on the left frame of your browser screen.  If you have any questions please call the Compliance Hot-Line at (212)762-3186 or your local Nicholas-Applegate compliance officer.

                                                                   APPENDIX VI
Allianz Dresdner Asset Management of America L.P.
Designated Brokerage Program--Offered by Charles Schwab
------------------------------------------------------------------------------

SCHWAB AS A DESIGNATED BROKER
Allianz Dresdner Asset Management of America L.P., and its affiliated divisions or subsidiaries ("ADAM")1 have chosen Schwab as a designated broker based on the level of services that Schwab offers at competitive prices and a high level of service to its clients.

o     Charles Schwab started the business over 25 years ago with the goal of offering an alternative to traditional full-commission brokerage. His vision was to become one of the most useful and ethical financial service firms in the world.
o     Unlike traditional firms, Schwab professionals are not commission based. So, whether a Schwab Investment Consultant is helping you develop a financial plan, choose investments, or invest for retirement, you can be assured that he or she is working in your best interest.
o     This no pressure, no-conflict-of-interest approach sets Charles Schwab
      & Co., Inc. apart from the industry. And it has resulted in more than 7 million Schwab investors worldwide.

As a Schwab customer, you'll enjoy:
o     Access to Schwab's extensive local branch network with over 370 branches nationwide
o     A full range of self-directed retirement plans, including Traditional,
      Roth, SEP, SIMPLE, Rollover IRAs and Qualified Retirement Plan (QRP)
o     Personalized assistance from Schwab Investment Consultants
o     A broad array of investment choices, including stocks, options and mutual funds
o     Schwab's Mutual Fund OneSource Service which includes over 1,000 no-load Mutual Funds, including certain PIMCO products and funds from other prominent fund families, all available without transaction fees**
o     Convenient services such as online bill payment, electronic money transfers and automated trading

------------------------------------------------------------------------------
   Fixed Income Investments:
------------------------------------------------------------------------------
o     Schwab BondSource(R)offers a large range of fixed income investments including U.S. Treasuries, zero-coupon STRIPs, corporate bonds, tax-free municipal bonds, hybrid preferred securities, CDs and bond mutual funds/unit investment trusts
------------------------------------------------------------------------------
------------------------------------------------------------------------------
o     Schwab Bond Consultants(R)can help you structure a bond portfolio to meet your objectives while also helping you reduce the risks associated with fluctuations in interest rates
------------------------------------------------------------------------------
------------------------------------------------------------------------------
o     Call 1-800-626-4600 to speak to a Bond Consultant today
------------------------------------------------------------------------------
------------------------------------------------------------------------------

As an ADAM employee, your special benefits include:
o     Toll-free access to an assigned Schwab service team at 1-888-621-3933 and a customized website to meet your financial needs:
      www.schwabdesignatedbrokerage.com/23262
      ---------------------------------------
o     Preferred rates on financial planning and consultation services***
o     Preferred pricing on trades placed at Charles Schwab & Co., Inc.
o     Account Maintenance Fee waiver through December 2003
o     Reduced account minimum requirement to $2,500**** for Schwab One accounts
o     Customized seminars and workshops on investing, retirement, estate planning and online investing
o     Customized seminars and workshops on investing, retirement, estate planning and online investing
------------------------------------------------------------------------------
*Allianz Dresdner Asset Management of America L.P. its affiliated divisions or subsidiaries includes employees from the following operating entities:
Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC,
Allianz Private Equity Partners, Inc., OCC Distributors LLC, Oppenheimer
Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed
Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisers CD
Distributors LLC, and PIMCO Equity Advisors LLC.
**Schwab's short-term transaction fee will be charged on redemptions of funds
(except certain SchwabFunds) bought through Schwab's Mutual Fund OneSource(R)
service (and certain other funds) with no transaction fee and held for 180 days or less.  If you pay a transaction fee to purchase a fund, you will also pay a transaction fee when you sell it as well. Schwab reserves the right to change the funds we make available without transaction fees and to reinstate fees on any funds.  Schwab receives remuneration from participating fund companies. Fund shares may be purchased from the fund company directly with no transaction fee.
***You must open a brokerage account to receive these services. Your account will be a brokerage account and not an investment advisory account.  The
Personal Financial Plan service, however, is a separate investment advisory service regulated under the Investment Advisers act of 1940.
****The standard minimum opening is $10,000 for Schwab One accounts. If you are opening a Schwab One account between $2,500-$4,999, please either call
1-888-621-3933 or mail your application to Charles Schwab & Co., Inc. P.O.
Box 2976, Phoenix, AZ 85062-2976.
Preferred Pricing for Allianz Dresdner Asset Management of America L.P
----------------------------------------------------------------------

Schwab and ADAM-U.S. have negotiated special pricing for transactions on U.S.
equity trades on behalf of all employees of the designated affiliates of
ADAM-U.S.  This table provides the basic pricing schedule for such transactions.
---------------------------------------------------------------------------
                                   QUANTITY                 RATE
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Broker Assisted Equity        Up to 9,999 shares;     $0.045 per share;
Trades:                      ---------------------     $0.03 per share
                               10,000 shares and
                                     over
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Broker Assisted Equity          All quantities      $39 + 4% of principal
Trades For Stocks under
$1.00 Per Share:
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Equity Trades Placed via      Up to 1,000 shares;          $19.95;
Electronic** Channels          Over 1,000 shares      $0.0225 per share
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Equity Trades Placed via      Up to 1,000 shares           $19.95
Electronic** Channels For      Over 1,000 shares   2% of principal with a
Stocks                                                     $19.95
Under $1.00 Per Share:                               overriding minimum
---------------------------------------------------------------------------
Minimum Charge: Overriding minimum commission of $39 for broker assisted trades.

Preferred rates on financial planning and consultation services
Personal Financial Plan1
An in-depth analysis of your financial goals including goal planning, risk management, estate planning, and tax consideration. A professional Investment
Consultant thoroughly evaluates your complete financial situation, assesses your goals, and uses the data to develop an actionable financial plan designed to meet your unique needs. Receive a preferred rate of 20% off of
Schwab's standard rate*

Schwab Portfolio Consultation(TM)2
A customized analysis of your entire investment portfolio. A professional
Investment Consultant provides financial guidance based on your personal risk tolerance, investment objectives and time horizon. Receive a preferred rate of 20% off of Schwab's standard rate.

Choose Schwab--Call 1-888-621-3933 between 8:30 a.m. and 5:00 p.m. Eastern
Time.
Schwab has  established a client support line for ADAM-U.S.  employees to help you get started.  Simply call the toll-free number above to receive assistance with the following:
o     Scheduling an initial appointment with a Schwab Investment Consultant
o     Opening a Schwab account
o     Locating and receiving directions to a local Schwab Investment Center near you
o     Finding out about Schwab events in your local area such as workshops, seminars and presentations on a wide variety of investment planning topics

It's easy to open a Schwab account.
The easiest way to open a Schwab account is to call the client support line for ADAM-U.S. employees at the toll-free number above. You'll also find the applications and forms you need in your information package. If you need additional applications or forms, you can call your team or simply:
o     Download and print forms--including transfer of account forms--online at
      www.schwabdesignatedbrokerage.com/23262 OR
      ---------------------------------------
o     Stop by any local Schwab Investment Center near you

Special Note: If you are opening a Schwab One account between $2,500 - $4,999 please call 1-888-621-3933 or mail your application to Charles Schwab & Co.,
Inc. P.O. Box 2976, Phoenix, AZ 85062-2976.

**Trades placed via schwab.com, Schwab Wireless and Schwab Software.
Pricing Details for Allianz Dresdner Asset Management of America L.P
o     Eligible customers will automatically receive special pricing.
o     Accounts managed by an enrolled Investment Manager with Schwab
   Institutional(R)do not qualify for this offer.
o     Certain affiliates of Charles Schwab & Co. are not currently included in this pricing offer.
o     Only equity trades placed through schwab.com, Schwab Wireless and
   Schwab Software will receive discounted pricing. No option trades, penny stock trades or equity trades resulting from option exercises or assignments will be discounted.

1 The Personal Financial Plan service is a separate investment advisory service regulated under the Investment Advisors Act of 1940.
2 You must open a brokerage account to receive these services. Your account will be a brokerage account and not an investment advisory account regulated under the Investment Advisers act of 1940

The closest branches to Allianz Dresdner, Asset Management of America L.P.
office locations are listed below.  Please be sure to identify yourself as part of the Allianz Dresdner Asset Management of America L.P. or one of its
legal entities' Designated Brokerage program.

NEW YORK, NY             NEW YORK, NY          NEW YORK, NY     NEW YORK, NY
1211 Avenue of the       60 E. 42nd Street     2 Penn Plaza     300 Park Avenue
Americas                 Near 5th Avenue                        at 50th Street

NEW YORK, NY             NEW YORK, NY          NEW YORK, NY     NEW YORK, NY
330 Madison Ave.         Lincoln Center        1360 Third       46 Wall Street
(by appt. only)          1886 Broadway         Street
                                               at 77th Street
STAMFORD, CT             GREENWICH, CT
300 Atlantic St.         289 Greenwich Ave.
                         Suite 400

Or, to find a Schwab Investment Center near you call 1-888-621-3933

                                                                  APPENDIX VII

                    ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                       INITIAL ACKNOWLEDGEMENT CERTIFICATION

                                CODE OF ETHICS
                                     and
                       INSIDER TRADING POLICY AND PROCEDURES

I  hereby  certify  that I have  read  and  understand  the  attached  Allianz
Dresdner  Asset  Management  of America's  Code of Ethics and Insider  Trading
Policy and Procedures (the "Code").  Pursuant to such Code, I recognize that I must  disclose or report all personal  securities  holdings  and  transactions required  to be  disclosed  or  reported  thereunder  and  comply in all other respects with the  requirements  of the Code. I understand that any failure to comply in all aspects with the  foregoing  and these  policies and  procedures may lead to sanctions including  dismissal.  I hereby agree to abide by all of the Code's  requirements as it relates to my employment with Alliance Dresdner
Asset Management of America.

Date: __________________________    ______________________________
                        ......      Signature

                        ......      ------------------------------
                        ......      Print Name

                                                                 APPENDIX VIII

                    ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                              INITIAL LISTING OF
             PERSONAL SECURITIES HOLDINGS AND BROKERAGE ACCOUNTS

I hereby  certify that the following is a complete and accurate  listing as of the date hereof, of all beneficially  owned brokerage  accounts or mutual fund accounts with brokerage  facilities  and Covered  Securities  held therein.  I understand  that  I must  provide  this  information  to my  local  compliance department no later than ten (10)  calendar days after my start date.  Failure to comply  within this time period will be  considered a violation of the ADAM
Code of Ethics.

I.    Brokerage  Accounts  Maintained:  I  maintain  the  following  brokerage
      -------------------------------
  accounts or mutual fund accounts with  brokerage  facilities  (list below or
  attach  the  most  recent  account  statement   containing  ALL  information
  required below):

      Relationship
     Name     on      Account      Name      of      Brokerage      Firm      Account
Number(s)         to Account Holder
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Use additional sheets if necessary.

II.   Securities  Owned:  List each Covered  Security  held in the  account(s)
      -----------------
  listed  above or  attach  the most  recent  brokerage  account  statement(s)
  containing ALL information required below:

                                                          Security
Type                                         Market Value or
    Security         Name         (CS,         Bond,         etc.)        #        of
Shares         Principal Amount     Date Acquired
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Use additional sheets if necessary.

Except  where  exceptional  circumstances  exist,  accounts are required to be held with a Designated  Broker.  Accordingly,  unless I am granted approval to maintain  these account  outside of a Designated  Broker,  I agree to transfer them as soon as  possible  (generally  thirty  days or less)  to a  Designated
Broker.  Pending  transfer of these  accounts to a Designated  Broker,  I will not effect any  brokerage  transactions  in these  accounts and I will arrange for my local  compliance  department  to receive a  duplicate  copy of monthly statements for each such account.

III.  Request  to  Maintain  Outside  Brokerage  Accounts:  I  hereby  request approval  to  maintain  one or  more of the  brokerage  accounts  listed  in
  Section  I above,  based on the  following:  Please  check  the  appropriate box(es).

     The account is independently managed and I am not involved in investment selections through recommendation, advice, prior review or otherwise, or I am a passive beneficiary of the account and am not involved in the investment decisions.

       List account(s):
       -----------------------------------------------------------------

       Name of Investment Manager and/or family relationship:

       -------------------------------------------------------------------------------

     A participant in the account is employed by another asset management firm or brokerage firm that requires the account to be maintained at such firm.  I will arrange for duplicate confirmations and monthly statements to be sent to my local compliance department.

       List account(s):
       -----------------------------------------------------------------

     Other (explain)
   -------------------------------------------------------------------

           List account(s):
           -------------------------------------------------------------

   By signing this form, I acknowledge that I have received and understand the ADAM Code of Ethics and Insider Trading Policy and Procedures.  I
   agree to abide by the provisions of the Code and to promptly notify my local compliance department of any changes to the above information.

   ----------------------------------------
   ----/-----/-----
   (Sign
   Name)
   (Date)

   ----------------------------------------
   (Print Name)

   -----------------------------------------
   (Employee Position/Title)
   [GRAPHIC OMITTED]
   LOCAL COMPLIANCE GROUP:
   -----------------------

     Approved                                  Not Approved
   --

   -----------------------------------
     Signature

APPENDIX IX
                   ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                           QUARTERLY TRANSACTON REPORT

As an ADAM  employee,  you are  required  to  report  your  personal  security transactional  information to your local compliance  department no later than
                                                                --------------
10 calendar  days after the end of each calendar  quarter  unless the personal
---------------------------------------------------------
security transaction(s),  executed in your brokerage account(s),  meets one of the following criteria:

   1) Your account is maintained  with a designated  broker whereby your local compliance  department  is  aware  of and has  access  to your  personal security transactions via confirms and personal account statements;

   2)  Your account is maintained with a  non-designated  broker that has been approved by your local  compliance  department  whereby  the  compliance department is receiving duplicate copies of your transactional  confirms and personal account statements; or

   3)  Your  quarterly  security  transactions  involved  securities  that are exempt1 from the  reporting  provisions  pursuant  to the ADAM Code even
      though  such   security   transactions   were  executed  in  an  account
      maintained  with an  approved  non-designated  broker  that is unable to provide duplicate confirms or personal account statements.

 Complete  the  section of this Form if you have  effected a Covered  Security transaction  in your  beneficially  owned  brokerage or trading  account that does not meet any of the above  criteria.  You must provide this  information on such security  transactions to your local  compliance  department no later than the 10th calendar day following the end of the calendar quarter.
------------------------------------------------------------------------------

The following are my Covered Securities transactions that have not been reported to my local Compliance Department:
------------------------------------------------------------------------------------------------

------------            Security Name (if     Number of
                           applicable,     Share/Principal             Broker Name   Account
              Buy/Sell      interest &          Amount      Unit Price                Number
    Date                  maturity date)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

By  signing  this  document,  I am  certifying  that I have met the  quarterly reporting  requirements  pursuant to the Allianz  Dresdner Asset Management of
America's  Code in regards  to  disclosing  my  beneficially  owned  brokerage account(s)  and  any  securities  transactions  that  were  effected  in  such account(s) for this quarterly reporting period.

-----/-----/-----
-------------------------------------

Date                                                     Signature

                                                                    APPENDIX X

                    ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                       ANNUAL LISTING OF SECURITIES HOLDINGS
                          AND CERTIFICATION OF COMPLIANCE

I hereby  acknowledge  that I have read and  understand  the Allianz  Dresdner
Asset  Management of America's  Code of Ethics and Insider  Trading Policy and
Procedures  (the "Code") and recognize the  responsibilities  and  obligations incurred by my being subject to the Code.  Furthermore,  I certify that I have complied  with the  requirements  of the Code for the year ended  December 31,
____, and that I have disclosed or reported all personal  securities  holdings and  transactions  required  to  be  disclosed  or  reported  thereunder,  and complied in all other respects with the requirements of the Code

For  personal  securities  account(s)  held  at  Charles  Schwab  &  Co.  or a
pre-approved   non-designated   broker(s),  I  hereby  authorize  delivery  of
transactional  confirms  and account  statement(s)  in such  account(s)  to my local compliance  department as deemed necessary pursuant to Rule 204-2(a)(12)
of  the  Investment  Advisors  Act  of  1940.  I  acknowledge  that  all of my personal securities accounts are reflected  completely and accurately as shown below and all securities  beneficially owned by me are reflected accurately in such  accounts  (see  below).  I  also  agree  to  cooperate  fully  with  any investigation  or inquiry as to whether a possible  violation  of the Code has occurred.
[GRAPHIC OMITTED]

a.    Brokerage  Accounts  Maintained:  I  maintain  the  following  brokerage
      -------------------------------
   accounts or mutual fund accounts with brokerage  facilities  (list below or attach  the  most  recent  account  statement  containing  ALL  information required below):

Relationship
     Name       of       Account       Account       Held       At       Account
Number               to Account Holder
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Use additional sheets if necessary.

b.    Securities Owned:  Check the applicable box
      ----------------

      My local compliance  department has access to my transactions in Covered
       Securities  that  are  held  and  traded  in  my  personal   securities
       account(s)  with Charles Schwab & Co. or with any other  brokerage firm that is providing  duplicate copies of transactional  confirmations and account  statements for my personal  securities  account(s) to my local compliance department as shown above.

     My local compliance  department does not receive any securities  holdings or  transactional  information  on my  beneficially  owned  account(s).
       Therefore,  I have attached a list of all Covered  Securities  that are beneficially owned by me in such account(s) that are shown above.

Date: ___/____/____     ......
---------------------------------------
                        ......                 Signature
                        ......

---------------------------------------
                        ......                 Print Name

                                                                   APPENDIX XI
                       EMPLOYEE TRADE PRECLEARANCE FORM
                       --------------------------------

               PLEASE USE A SEPARATE FORM FOR EACH SECURITY AND
    SEND A COPY OF THIS COMPLETED FORM TO YOUR LOCAL COMPLIANCE DEPARTMENT

----------------------------------------------------------------------------------------------
Name of Employee (please print)

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Operating Entity          Name of Your      Telephone Number           Date
Employed by:              Supervisor        (      )

----------------------------------------------------------------------------------------------
Brokerage Account Number  Brokerage Firm    Telephone Number           Sales Representative
                                            (       )                  (if applicable)

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

      |_|         Buy   |_|   Sell       Ticker Symbol        Target Price: $
                                         -------------

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

                                   ---------------------------
----------------------------------------------------------------------------------------------
Intended Quantity         Name of Security
--------------------------
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
 1Portfolio     1IPO?         Private       1Traded     1Short Sale?    Special Instructions
                                          Security in
                                            Prior 30
 Employee?                  Placement?       days?
----------------------------------------------------------------------------------------------
-------------------------------------------------------
|_| Yes      |_| Yes      |_| Yes         |_| Yes      |_| Yes
                          |_| No
                          If yes, please
|_| No                    use Private
             |_| No       Placement       |_| No       |_| No
                          Request Form
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Approvals-DO NOT WRITE  IN THIS SECTION
----------------------------------------------------------------------------------------------
Trade Has Been                   Date Approved:                        Approved By

|_| Approved      |_| Not        _____/_____/______
Approved
----------------------------------------------------------------------------------------------

Approvals  are valid  until the  close of  business  on the day  approval  has been  granted.
Accordingly,  GTC (good till canceled)  orders are prohibited.  If a trade is not executed by the  close  of  business,  you  submit a new  preclearance  request.  Obtaining  preclearance satisfies the preclearance  requirements of the ADAM Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.

Preclearance  procedures apply to transactions in a Covered Security (as defined in the Code)
within an employees'  Benefically  Owned  account(s) that includes but is not limited to: all accounts in the name of the employee or the employee's  spouse or minor  children,  immediate family  members of the  employee,  all  accounts in which any such  persons have a beneficial interest,  and all  other  accounts  over  which any such  person  exercises  any  investment discretion.  Please see the Code for the complete  description  of accounts  that are subject to the requirements of the Code.

By signing below,  the employee  certifies the following:  The employee agrees that the above order is in  compliance  with the Adam Code of Ethics  and is not  based on  knowledge  of an actual  client order within the previous  three  calendar  days in the security that is being purchased or sold, or knowledge  that the security is being  considered  for purchase or sale in one or more specific client accounts,  or knowledge of a change or pendency of a change of an investment  management  recommendation.  The employee also acknowledges that he/she is not in possession  of material,  inside  information  pertaining to the security or issuer of the security.

----------------------------------------------------------------------------------------------
Employee Signature:                         Date

----------------------------------------------------------------------------------------------

1All employees who are categorized as Portfolio Employees, as defined by the Code, are prohibited from entering into the following transactions: 1)
purchases of IPO's, 2) Profiting from sales in a security held less than 30 days, or 3) short selling.

                                                                  APPENDIX XII

                                 PRE-CLEARANCE TRADE REQUEST FORM FOR CTI
iTrade USERS

[GRAPHIC OMITTED][GRAPHIC OMITTED]

                              38

                                                                 APPENDIX XIII

                 ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                   PRIVATE PLACEMENT APPROVAL REQUEST FORM
 (MUST ATTACH A COPY OF TH EPRIVATE PLACEMENT MEMORANDUM, OFFERING MEMORANDUM
                       OR ANY OTHER RELEVANT DOCUMENTS)

Date Submitted: ___/___/___            Employee Name:
-------------------------------------------

Dpt/Job Title: _________________ Entity/Employee Group:
--------------------------------------
[GRAPHIC OMITTED]
1.    Name of the Sponsor's corporation, partnership or other entity:
    -----------------------------------------------------------------------

     a) Name of private placement:
    ---------------------------------------------

2.   The sponsor's corporation, partnership, or other entity is:   Public
Private

3.    Describe the business to be conducted by the issuer of the private placement:

   -------------------------------------------------------------------------------

4.    Nature of your participation:  Stockholder   Selling Agent   General
                    Partner   limited partner

                                                       Other:
------------------------

5.    Have you received, or will you receive "selling compensation" in connection with the transaction?
         YES     NO   If yes, describe the nature of your compensation:
----------------------------

6.    Size of offering (if a fund-provide size of fund):
                    ----------------------------------------

7.    Size of your participation as a percentage of total shares or units outstanding:  _________________

8.    Have you or do you intend to recommend, refer, or solicit others in any
   way in connection with this investment?    YES     NO

      If Yes, please describe:
-----------------------------------------------------------------

9.    Has this private placement been made available to any client account where either you, or the person
   you, report to exercise investment discretion?   YES     NO

   If no, state why:
   ----------------------------------------------------------------------

10.    Describe how you became aware of this private placement:
   -----------------------------------

11.   To the best of your knowledge, will this private placement result in an
   IPO within the next 12-18 months?   YES    NO
[GRAPHIC OMITTED]
 Approved       Disapproved    ____________________     Date: ___/___/___
                                                         Division Head
Signature

Approved       Disapproved    ____________________      Date: ___/___/___
                                                  Compliance Officer

--------
1 You do not have to report any transactions that were executed in the following securities: 1) U.S. Government Securities, 2) Bank Certificates of
Deposit, 3) Banker's Acceptances, 4) Commercial Paper, 5) High Quality
Short-Term Debt Instruments (including repurchase agreements), 6) U.S.
Government Agency Securities, 7) Open-end investment companies (mutual funds and ETF's), 8) Closed-end investment companies unless managed by an ADAM
Adviser, and 9) Exchange traded futures and options on broadly-based indices.